Exhibit 10.1
NOTE PURCHASE AGREEMENT
This Note Purchase Agreement, dated as of August 9, 2022, (this “Agreement”) is entered into by and among Xos, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on Schedule I hereto, as amended from time to time with the issuance of each Note (as defined below) (each an “Investor” and, collectively, the “Investors”).
RECITALS
WHEREAS, the Company has authorized the sale and issuance of one or more convertible promissory notes as part of a series of convertible notes issued pursuant to this Agreement in substantially the form attached hereto as Exhibit A (each, a “Note” and, collectively, the “Notes”) with an aggregate principal amount of up to $40,000,000 (the “Authorized Amount”).
WHEREAS, on the terms and subject to the conditions set forth herein, each Investor is willing to purchase from the Company, and the Company is willing to sell and issue to such Investor, a Note in the principal amount set forth opposite such Investor’s name on Schedule I hereto.
AGREEMENT
NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:
1.The Notes.
(a)Issuance of Notes. The sale, purchase and issuance of the Notes shall take place at one or more closings via the electronic exchange of documents on the date hereof, or at such other time and place as the Company and the Investor purchasing the applicable Note at such time and place mutually agree upon, orally or in writing (each a “Closing”). In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified. At each Closing, subject to the terms and conditions of this Agreement, the Company hereby agrees to issue and sell to each Investor, and each Investor severally agrees to purchase a Note in the principal amount set forth opposite the respective Investor’s name on Schedule I hereto (each such principal amount, a “Purchase Price”), convertible into shares (together with any interest on the Notes paid in the form of shares of Common Stock, provided that such shares issued as payment for interest shall not exceed the Authorized Share Cap (as defined in the Notes), the “Conversion Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The obligations of each Investor to purchase a Note is several and not joint.
(b)Closing.
(i)Initial Closing. The initial Closing of the sale, purchase and issuance of a Note with an aggregate principal amount of $20,000,000 under this Agreement shall take place on the date hereof, or at such other time and place as the Company and Investor purchasing the Note at such time and place mutually agree upon, orally or in writing.
(ii)Optional Closing. Upon the mutual written agreement of the Company and Aljomaih Automotive Company (“Aljomaih”) on or before November 30, 2022, the Company shall sell and issue one or more Notes, and the applicable participating Investor shall purchase one or more Notes, at a subsequent closing (the “Optional Closing”) with an aggregate principal amount of up to an additional $20,000,000. Any such sale and issuance of Notes in the Optional Closing shall be on the terms and conditions to be discussed in good faith between the Company and Aljomaih.
(iii)Delivery. At each Closing, subject to the terms and conditions of this Agreement, the Company will deliver to each Investor participating in such Closing, an executed Note in the name of the Investor in the principal amount purchased at such

Closing by such Investor, against payment of the Purchase Price therefor by wire transfer pursuant to the instructions provided in writing by the Company.
2.Representations and Warranties of the Company. The Company severally represents and warrants to each Investor, as set forth below in this Section 2:
(a)Each of the Company and any of its Significant Subsidiaries (as defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (i) has been duly organized and is validly existing as a corporation or other business entity, as applicable, in good standing under the laws of the jurisdiction in which it is organized with full corporate or other power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the reports, schedules, forms, statements and other documents (the “SEC Documents”) required to be filed by it with the Securities and Exchange Commission (the “SEC”) and (ii) is duly qualified to do business as a foreign corporation or other business entity, as applicable, and is in good standing under the laws of each jurisdiction which requires such qualification, except in each case, where the failure to be so qualified or in good standing in any such jurisdiction would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).
(b)The SEC Documents, at the time they were filed with the SEC, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c)The Company’s authorized equity capitalization is as set forth in the SEC Documents. The capital stock of the Company conforms to the descriptions thereof contained in the SEC Documents. The outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable.
(d)This Agreement and each Note (together, the “Note Documents”), when executed and delivered, will have been duly authorized by the Company and will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Conversion Shares, when issued and paid for in accordance with the terms of the Note Documents, will have been duly authorized and will be duly and validly issued, fully paid and nonassessable, other than restrictions on transfer provided for in the Note Documents or imposed by applicable securities laws, and shall not be subject to preemptive rights, rights of first refusal or other similar rights. The Company has reserved from its duly authorized capital stock the maximum number of Conversion Shares issuable pursuant to this Agreement and the Notes.
(e)No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as may be required under the Securities Act of 1933, as amended (the “Securities Act”) or the blue sky laws of any jurisdiction in connection with the purchase of a Note by the applicable Investor in the manner contemplated herein.
(f)Neither the issue and sale of the Notes nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the organization documents of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.
(g)The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in SEC Documents present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).
(h)No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect.
(i)Each of the Company and each of its Significant Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.
(j)The Company is not in violation or default of (i) any provision of its charter, bylaws or other organizational document, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.
(k)WithumSmith+Brown, PC, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the SEC Documents, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.
(l)The Company and its Significant Subsidiaries have filed all tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.
(m)The Company and its Significant Subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.
(n)The Company and its Significant Subsidiaries are (i) in compliance with applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), except where such non-compliance with Environmental Laws would not, individually or in the aggregate, could be reasonably be expected to have a Material Adverse Effect.

(o)Neither the Company nor any of its Significant Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Significant Subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and its Significant Subsidiaries have instituted and maintain policies and procedures to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the FCPA or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.
(p)The operations of the Company and its Significant Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the anti-money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(q)No “Bad Actor” disqualifying event described in Rule 506(d)(1)(i) to (viii) of the Securities Act, (a “Disqualification Event”) is applicable to the Company, except for a Disqualification Event to which Rule 506(d)(2)(ii-iv) or (d)(3) of the Securities Act, is applicable.
3.Representations and Warranties of the Investors. Each Investor, individually and not jointly with any other Investor, represents and warrants to the Company as set forth in this Section 3:
(a)Each Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement and each Note purchased by the applicable Investor, when executed and delivered, will have been duly authorized by the applicable Investor and will be valid and binding agreements of the applicable Investor, enforceable against such Investor in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
(b)Neither the issue and sale of the Notes, the issuance of the Conversion Shares nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the applicable Investor pursuant to, (i) the organizational documents of the applicable Investor, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the applicable Investor is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the applicable Investor of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the applicable Investor or any of its properties.
(c)Each Investor has not been formed solely for the purpose of making this investment and is purchasing the Note, and subsequent issuance of the Conversion Shares, for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, any immediate distribution thereof. Each Investor has been advised that the Notes and the Conversion Shares have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Except as set forth in that certain Registration Rights Agreement by and between the Company and certain Investors listed therein, each Investor is aware that the Company is under no obligation to effect any such registration with respect to the Note or the Conversion Shares to file for or comply with any exemption from registration. Each Investor has such knowledge and experience in financial and business matters that the applicable Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Each Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act.
(d)Each Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Notes and Conversion Shares. Each Investor acknowledges receipt of copies of the SEC Documents (or access thereto via EDGAR). Neither such inquiries nor any other due diligence investigation conducted by the applicable Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.
(e)Each Investor acknowledges that it is not relying upon any person, firm or corporation in making its investment or decision to invest in the Company. Each Investor agrees that neither such Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of such Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Notes or the issuance of the Conversion Shares.
(f)Each Investor understands that the Notes and the Conversion Shares are characterized as “restricted securities” under the Securities Act in as much as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. Each Investor represents that such Investor is familiar with the provisions of Rule 144 promulgated under the Securities Act (“Rule 144”), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Each Investor understands that no public market now exists for any of the Notes and that it is uncertain whether a public market will ever exist for the Notes.
(g)The residency of each Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on Schedule I hereto.
(h)No Investor has engaged any brokers, finders or agents, and neither the Company nor any other Investor has, nor will, incur, directly or indirectly, as a result of any action taken by any other Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Note Documents or any of the transactions contemplated thereby.
(i)Each Investor has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Note Documents. With respect to such matters, each Investor has relied, and will have relied, at each applicable Closing, solely on such advisors and not on the statements or representations of the Company or any of its agents, written or oral. Each Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Note Documents.
(j)Regulation S Exemption.
(i)Each Investor who is not a U.S. person (as defined in Rule 902(k) of Regulation S) (“Non-U.S. Investor”) acknowledges that the Company will rely on such Non-U.S. Investor’s representations, warranties and certifications set forth below for purposes of determining such Non-U.S. Investor’s suitability as an investor in the Notes, and subsequent holder of the Conversion Shares, and for purposes of confirming the availability of the Regulation S exemption from the registration requirements of the Securities Act.

(ii)Non-U.S. Investor understands that the Notes, and the subsequent issuance of the Conversion Shares, at the time of issuance may not be registered under the Securities Act or any other applicable securities laws, and that the Notes, and the subsequent issuance of the Conversion Shares, are being issued pursuant to the exemption from the registration requirements under the Securities Act provided by Regulation S under the Securities Act. Non-U.S. Investor also understands that the Notes, and the subsequent issuance of the Conversion Shares, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Section 3(j).
(iii)At the time of the decision to purchase the Notes, Non-U.S. Investor was, and Non-U.S. Investor currently is, outside of the United States (as defined in Rule 902(l) of Regulation S), and Non-U.S. Investor is not a U.S. person (as defined in Rule 902(k) of Regulation S). In particular, Non-U.S. Investor affirms that such Non-U.S. Investor is not organized or incorporated under the laws of the United States and such Non-U.S. Investor was not formed by U.S. persons principally for the purpose of investing in securities not registered under the Securities Act. Such Non-U.S. Each Investor has satisfied itself as to the full observance of the laws of such Non-U.S. Investor’s jurisdiction in connection with any invitation to subscribe for the Notes, and the subsequent issuance of the Conversion Shares, or any use of the Notes, and the subsequent issuance of the Conversion Shares, including (A) the legal requirements within such Non-U.S. Investor’s jurisdiction for the purchase of the Securities, (B) any foreign exchange restrictions applicable to such purchase, (C) any governmental or other consents that may need to be obtained, and (D) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Non-U.S. Investor’s subscription, payment for and continued beneficial ownership of the Notes and/or the subsequent issuance of the Conversion Shares will not violate any applicable securities or other laws of such Non-U.S. Investor’s jurisdiction.
(iv)Non-U.S. Investor confirms that the Notes, and the subsequent issuance of the Conversion Shares, will be acquired for investment by such Non-U.S. Investor and not for the account or benefit of a U.S. person, and not with a view to the resale or “distribution” (within the meaning of the Act) of any part of the Notes, and the subsequent issuance of the Conversion Shares, in the United States or to a U. S. person.
(k)Each Investor has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.
(l)Without in any way limiting the representations set forth above:
(i)Each Investor acknowledges and agrees that it will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Notes purchased, and the subsequent issuance of the Conversion Shares, hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.
(ii)Each Investor acknowledges and agrees that it will not offer, sell or otherwise transfer the Notes, and the subsequent issuance of the Conversion Shares, prior to the date which is one year after the original issue date of the respective Notes, other than (A) to the Company, (B) pursuant to a registration statement that has been declared effective under the Securities Act, (C) in the case of a Non-U.S. Investor, pursuant to offers and sales that occur outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act, or (D) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Company’s right prior to any such offer, sale or transfer pursuant to clause (C) or (D) to require (1) advance written notification to the Company of the proposed disposition with a detailed statement of the circumstances surrounding the proposed disposition and (2) the delivery of an opinion of counsel, certificates, and/or other information reasonably satisfactory to the Company (including, without limitation, the execution by the transferee of Notes or the Conversion Shares of a letter with representations, warranties and certifications substantially similar to those provided in this Section 3). Notwithstanding the foregoing, no such registration statement or opinion of counsel shall be required: (a) for any transfer of any Notes in compliance with SEC Rule 144 or Rule 144A, or (b) for any transfer of any Notes or Conversion Shares by an Investor that is a partnership or a corporation without payment of consideration to (1) a partner of such partnership or stockholder of such corporation or (2) a controlled Affiliate, successor or partner of such partnership or corporation; provided, that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 3 to the same extent as if the transferee were an original Investor hereunder.
(iii)Each Investor acknowledges and agrees that it will not engage in hedging transactions involving any of the Notes or the Conversion Shares unless such transactions are in compliance with the Securities Act.
(iv)Each Investor is aware that the Notes, and the subsequent issuance of the Conversion Shares, may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the Securities for the applicable holding period under Rule 144.
(v)Each Investor further agrees that any offer, sale or other disposition of the Notes or Conversion Shares shall be subject to the restrictions on transfer set forth in the Note.
(m)It is understood that the certificates evidencing the Notes or Conversion Shares will bear the legends set forth below, as applicable:
(i)[NEITHER] THIS SECURITY [NOR THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE] [HAVE][HAS] BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH REGULATION S, PURSUANT TO A REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. IN ADDITION, NO HEDGING TRANSACTION MAY BE CONDUCTED WITH RESPECT TO THESE SECURITIES UNLESS SUCH TRANSACTION IS IN COMPLIANCE WITH THE ACT. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.
(ii)Any legend required by the securities laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended;
(iii)A legend required under Treasury Regulation Section 1.1275-3.
(n)Each Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. Each Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax, investment or other advice with respect to the Investor acquisition of securities hereunder, the transactions contemplated by this Agreement or the laws of any jurisdiction.
4.Conditions to Closing of the Investor. Each Investor’s obligation to purchase the Note at a Closing is subject to the satisfaction, at or prior to such Closing, of the following conditions:
(a)The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct in all respects, or with respect to those representations and warranties that do not contain any materiality qualifier in all material respects, on the date of the applicable Closing.
(b)Except for any notices required or permitted to be filed after such Closing with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.
(c)At such Closing, the sale and issuance by the Company, and the purchase by the Investor, of the Notes shall be legally permitted by all laws and regulations to which the Investor or the Company are subject.
(d)The Company shall have duly executed and delivered to the Investor: this Agreement and each Note issued hereunder at such Closing;
5.Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes to the Investors at a Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:
(a)The representations and warranties made by the Investors in Section 3 hereof shall be true and correct on the Closing Date, with the same force and effect as if they had been made on and as of said date.
(b)At such Closing, the sale and issuance by the Company, and the purchase by the Investors, of the Notes shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.
(c)The Investors shall have each delivered to the Company the Purchase Price in respect of the Note being purchased by the Investor referenced in Schedule I.
(d)The Investors shall have each delivered to the Company the applicable tax forms described in Section 5(m)(ii) of the Note.
6.Additional Agreements.
(a)Notwithstanding any such right currently in existence, Aljomaih shall have the right to designate one individual (the “Designated Director”) for nomination to the Company’s Board of Directors (the “Board”), subject to the approval of the Company and the Board (such determination to be made in the reasonable discretion of the Company and the Board acting in good faith and consistent with the Company’s nominating and governance practices in effect from time to time). The Designated Director shall provide any information reasonably requested by the Company or the Board. The Designated Director shall execute a written consent agreeing to resign (i) no later than the Director Right Termination Date (defined in Section 6(c)) and (ii) upon the request of the Board in connection with a Change of Control. “Change of Control” shall mean (a) a sale, directly or indirectly, to a third party, in a transaction or series of transaction, of all or substantially all of the consolidated assets of the Company, whether effected by merger, consolidation or other business combination transaction, (b) a merger, sale of the equity securities of the Company, consolidation or other business combination transaction of the Company with or into another corporation, limited liability company or other entity pursuant to which stockholders of the Company prior to such sale, merger, consolidation or other capital reorganization or business combination transaction own less than 50% of the voting interests or beneficial interests in the Company or surviving or resulting entity, or (c) the consummation of any transaction, including any merger or consolidation, the result of which is that any “person” or group becomes the owner of directly or indirectly, of more than 50% of the voting interests or beneficial interests in the Company.
(b)If the proposed Designated Director is not approved by the Company or the Board, Aljomaih shall have the right to submit another proposed Designated Director for approval on the same basis as set forth in Section 6(a). Aljomaih shall have the right to continue such submissions until it receives the reasonable approval of the Company and the Board.
(c)Subject to Section 6(a), the Designated Director will be designated for nomination as a Class I director and a member of the Board as soon as reasonably practicable and shall continue as a director of the Board until the Director Right Termination Date (defined below), subject to applicable law, SEC regulations, Nasdaq listing standards and Company policy with respect to the Board. The “Director Right Termination Date” shall mean the earlier of the date that (i) Aljomaih first no longer owns at least 5% of the then outstanding shares of Common Stock, with equitable adjustments in the event of any share split, stock dividend or consolidation, or any recapitalization, amalgamation, arrangement, reorganization, exchange or similar reclassification (the “Minimum Ownership Threshold”), or (ii) is 30 days immediately prior to the next election of Class I directors (which is expected to be in the year 2025). If a Designated Director ceases to serve as a member of the Board at any time prior to the Director Termination Date, then Aljomaih shall be permitted to nominate another individual as a Designated Director pursuant to the provisions set forth in Section 6(a) herein, provided that any such right to designate a replacement Designated Director shall terminate on (i) the Director Right Termination Date or (ii) the date of resignation of a Designated Director due to a Change of Control pursuant to Section 6(a).
(d)During the Restricted Period (defined below) Aljomaih will have a right of first offer (“Right of First Offer”) with respect to any product future distribution of products or services offered by Xos in the Middle East Region (a “Restricted Transaction”). The “Middle East Region” shall consist of the following countries: Cooperation Council for the Arab States of the Gulf (Saudi Arabia, Bahrain, Kuwait, United Arab Emirates, Qatar and Oman), Jordan, Iraq, Syria, Lebanon, Egypt and Yemen. The Right of First Offer will have an exercise period of 20 business days following Aljomaih’s receipt of an offer notice (satisfying Section 8(h) herein) made by the Company. “Restricted Period” shall mean the period that commences on the date of this Agreement and terminates upon the earlier of (i) the first date Aljomaih no longer satisfies the Minimum Ownership Threshold, or (ii) the three-year anniversary from the date hereof.
(e)Registration Rights.
(i)Reference is made to that Amended and Restated Registration Rights Agreement, dated as of August 26, 2021, by and among the Company and the parties thereto (the “Registration Rights Agreement”). For purposes of this Section 6(e), capitalized terms not defined herein have the meaning ascribed to them in the Amended and Restated Registration Rights Agreement, dated as of August 26, 2021, by and among the Company and the parties thereto.
(ii)As soon as practicable after September 1, 2022 but no later than September 16, 2022, the Company shall submit to or file with the SEC a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”) or a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”), if the Company is not then eligible to use a Form S-3 Shelf, for a Shelf Registration covering the resale of all the Registrable Securities (determined as of two business days prior to such submission or filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to have such Shelf declared effective as soon as practicable after the filing thereof, but no later than the earlier of (a) the 60th calendar day following the filing date thereof if the SEC notifies the Company that it will “review” the Registration

Statement and (b) the fifth business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. Such Shelf shall provide for the resale of the Conversion Shares pursuant to any method or combination of methods legally available to, and requested in writing by Aljomaih. The Company will use its commercially reasonable efforts to provide a draft of such Registration Statement to Aljomaih for review at least two business days in advance of the date of filing of such Registration Statement with the SEC; provided that for the avoidance of doubt, in no event shall the Company be required to delay or postpone the filing of such Registration Statement as a result of or in connection with Aljomaih’s review. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit Aljomaih to sell the Conversion Shares included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Conversion Shares that are Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration Statement) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3. The Company’s obligation under this Section 6(e), shall, for the avoidance of doubt, be subject to Section 3.5 of the Registration Rights Agreement.
(iii)The Company acknowledges that the Conversion Shares are Registrable Securities under the Registration Rights Agreement, and that Aljomaih’s registration rights under the Registration Rights Agreement shall apply to the Conversion Shares for a period of 10 years from the date hereof so long as they continue to be Registrable Securities.
7.Confidentiality of Records. Each Investor agrees to use the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to such Investor pursuant to any Note Document (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information (i) to any Affiliate, partner, member, stockholder, subsidiary or parent of such Investor as long as such partner, subsidiary or parent is advised of and agrees or has agreed to be bound by the confidentiality provisions of this Section 7 or comparable restrictions; (ii) at such time as it enters the public domain through no fault of such Investor or its Affiliate; (iii) that is communicated to it free of any obligation of confidentiality; (iv) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company; (v) as required by applicable law; (vi) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; or (vii) to any prospective purchaser of any Notes from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 7.
8.Miscellaneous.
(a)Any provision of this Agreement may be amended, waived or terminated only upon the written consent of the Company and Investors holding a majority of the outstanding principal amount of the Notes (the “Majority Investors”). Each Investor acknowledges that by the operation of this paragraph, the Majority Investors will have the right and power to diminish or eliminate all rights of any Investor under this Agreement; provided, however, that in no event shall any amendment, waiver or modification of this Agreement affect any Investor or subset of the Investors in a manner different from the other Investors, and no waiver or modification that applies to one or more (but not all) Investors differently than to all Investors shall become effective until approved by such differently affected Investor.
(b)NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (1) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER

THE LAWS OF THE STATE OF NEW YORK AND (2) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK
(c)EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
(d)The representations and warranties made herein shall survive the execution and delivery of this Agreement.
(e)Subject to the restrictions on transfer described in Section 8(f) below and Section 5(m)(v) of the Note, the rights and obligations of the Company and each Investor shall be binding upon and benefit the registered successors, assigns, heirs, administrators and transferees of the parties.
(f)The Notes issuable under this Agreement shall be registered in the books of the Company. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes. Prior to presentation of a Note for registration of transfer, the Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.
(g)This Agreement together with the Notes constitute and contain the entire agreement among the Company and the Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.
(h)All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and mailed, electronically mailed or delivered to each party as follows: (i) if to an Investor, at the Investor’s address or electronic address set forth on Schedule I hereto, or at such other address or electronic address as the Investor shall have furnished the Company in writing or (ii) if to the Company, at 3550 Tyburn Street, Los Angeles, California 90065, Attention: General Counsel, Email: [*] with a copy to 3550 Tyburn Street, Los Angeles, California 90065, Attention: Chief Financial Officer, Email: [*], or at such other address or electronic address as the Company shall have furnished to the Investors in writing, with a copy (which shall not constitute notice) to Cooley LLP, Cooley LLP, 3 Embarcadero Center, 20th

Floor, San Francisco, California 94111, Attention: David Peinsipp and Rachel Proffitt, Email: [*] and [*]. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) when sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four business days after being deposited in the U.S. mail, first class with postage prepaid.
(i)If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(j)This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature, PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com).
(k)Each party shall be responsible for their own expenses (including fees of outside counsel and all other third-party consultants) incurred in connection with the transactions contemplated hereby.
(l)All currency amounts set forth in this Agreement are in U.S. Dollars.
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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.
XOS, INC.

By:    /s/ Kingsley Afemikhe
Name:    Kingsley Afemikhe
Title:    Chief Financial Officer

[Signature Page to Note Purchase Agreement]

ALJOMAIH AUTOMOTIVE CO.

By:    /s/ Ibrahim M. Aljomaih
Name:    Ibrahim M. Aljomaih
Title: Vice Chairman & Managing Director
[Signature Page to Note Purchase Agreement]

SCHEDULE I
Schedule of Investors

Investor	Principal Amount/ Purchase Price
Aljomaih Automotive Co. Aljomaih Automotive Company P.O. Box 224 King Khalid Street 31471 Dammam Kingdom of Saudi Arabia Attention: Ibrahim M. Aljomaih Email: [*] with a copy (which shall not constitute notice) to: Duane Morris LLP 201 S. Biscayne Boulevard, Suite 3400 Miami, Florida 33131 Attention: Robert Zinn and Jennifer Migliori Email: [*] and [*]	$20,000,000.00
Total	$20,000,000.00

EXHIBIT A
Form of Convertible Promissory Note
[attached]